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Exhibit 1.1

5,750,000 Shares

GAIAM, INC.
CLASS A COMMON STOCK

UNDERWRITING AGREEMENT

Dated May 18, 2006

TABLE OF CONTENTS

1.	Representations and Warranties of the Company		2
	1.1	Effective Registration Statement	2
	1.2	Contents of Registration Statement	2
	1.3	Exchange Act Compliance	2
	1.4	Free Writing Prospectus—Generally	3
	1.5	Issuer Free Writing Prospectus	3
	1.6	Due Incorporation	4
	1.7	Subsidiaries	4
	1.8	Underwriting Agreement	4
	1.9	Description of Capital Stock	4
	1.10	Outstanding Securities	5
	1.11	Validly Issued Shares	5
	1.12	Nasdaq; Exchange Act Registration	5
	1.13	No Conflict	5
	1.14	No Material Adverse Change	5
	1.15	Legal Proceedings; Statutes and Regulations	5
	1.16	Contracts	6
	1.17	Related Party Transactions	6
	1.18	Not an Investment Company	6
	1.19	No Violation	6
	1.20	Compliance with Environmental Laws	6
	1.21	No Environmental Costs	6
	1.22	No Registration Rights	6
	1.23	Cuban Business Statute	7
	1.24	Absence of Material Changes	7
	1.25	Good Title to Properties	7
	1.26	Intellectual Property Rights	7
	1.27	No Labor Disputes	8
	1.28	Insurance	8
	1.29	No Price Stabilization or Manipulation	8
	1.30	Governmental Permits	8
	1.31	Financial Statements	8
	1.32	Contributions, Gifts and Other Payments	8
	1.33	Audit Committee	9
	1.34	Controls and Procedures	9
	1.35	Sarbanes-Oxley Act	9
	1.36	Auditor Independence	9
	1.37	Taxes	9
	1.38	Brokers Fees	10
	1.39	Books and Records	10
	1.40	Distribution of Offering Documents	10

i

2.	Purchase and Sale Agreements		10
	2.1	Firm Shares	10
	2.2	Additional Shares	10
	2.3	Market Standoff Provision	10
	2.4	Terms of Public Offering	11
3.	Payment and Delivery		11
	3.1	Firm Shares	11
	3.2	Additional Shares	11
	3.3	Delivery of Certificates	11
4.	Covenants of the Company		12
	4.1	Commission Matters	12
	4.2	Furnish Copies of Registration Statement and Prospectus	12
	4.3	Notification of Amendments or Supplements	12
	4.4	Filings of Amendments or Supplements	13
	4.5	Blue Sky Laws	13
	4.6	Earnings Statement	13
	4.7	Use of Proceeds	14
	4.8	Transfer Agent	14
	4.9	Reporting Obligations; Exchange Act Compliance	14
	4.10	Public Communications	14
	4.11	Free Writing Prospectus	14
	4.12	Notice of Lock-Up Extension	14
5.	Conditions to the Underwriters' Obligations		14
	5.1	Effective Registration Statement	14
	5.2	Rule 462(b) Registration Statement	14
	5.3	Representations and Warranties	15
	5.4	Other Filings with Commission	15
	5.5	No Stop Order	15
	5.6	Nasdaq	15
	5.7	No NASD Objection	15
	5.8	No Debt Downgrading	15
	5.9	No Material Adverse Change	15
	5.10	Officer's Certificate	15
	5.11	Opinion of Counsel for the Company	16
	5.12	Opinion of Underwriters Counsel	16
	5.13	Accountant's Comfort Letter	16
	5.14	Lock-Up Agreements	17
	5.15	Additional Documents	17
	5.16	Legal Matters	17
6.	Expenses		17

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7.	Indemnity and Contribution		18
	7.1	Indemnification of the Underwriters	18
	7.2	Indemnification by the Underwriters	18
	7.3	Indemnification Procedures	19
	7.4	Contribution Agreement	20
	7.5	Contribution Amounts	20
	7.6	Survival of Provisions	20
8.	Effectiveness		21
9.	Termination		21
10.	Defaulting Underwriters		21
11.	Counterparts		22
12.	Headings; Table of Contents		22
13.	Notices		22
14.	Successors		23
15.	Partial Unenforceability		23
16.	Governing Law		23
17.	Consent to Jurisdiction		23
18.	Waiver of Immunity		23
19.	Entire Agreement		23
20.	Amendments		23
21.	Sophisticated Parties		23
22.	Absence of Fiduciary Relationship		24

Schedules

        A List of Underwriters

        B Issuer-Represented Free Writing Prospectus

Exhibits

        A Form of Legal Opinion of Counsel for the Company

        B Form of Lock-Up Agreement

iii

May 18, 2006

Thomas Weisel Partners LLC
Craig-Hallum Capital Group LLC
Jefferies & Company, Inc.
    As Representatives of the several Underwriters

c/o
Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

Ladies and Gentlemen:

        Introduction. Gaiam, Inc., a Colorado corporation (the "Company"), proposes to issue and sell to the several underwriters named on Schedule A hereto (the "Underwriters"), an aggregate of 5,000,000 shares of the Class A common stock, par value $0.0001 per share (the "Common Stock"), of the Company (the "Firm Shares"). The Company also proposes to sell to the several Underwriters up to an additional 750,000 shares of the Common Stock of the Company (the "Additional Shares"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of the Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". Thomas Weisel Partners LLC, Craig-Hallum Capital Group LLC and Jefferies & Company, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder, a registration statement on Form S-3 (file no. 333-133106), including a prospectus, relating to the Shares. The term "Registration Statement" as used herein means the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes all documents incorporated or deemed to be incorporated by reference therein and information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed part thereof at the time of effectiveness pursuant to Rule 430B of the rules under the Securities Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used herein shall mean the Registration Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The prospectus, in the form first used to confirm sales of Shares (including information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B, but not including a "free writing prospectus" as defined under Rule 405 of the Securities Act), is hereinafter referred to as the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

        1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters that:

          1.1 Effective Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          1.2 Contents of Registration Statement. As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Securities Act) became effective, upon the filing or first use (within the meaning of the Securities Act) of the Prospectus (or any supplement to the Prospectus) and at any Closing Date (as defined herein) (a) the Registration Statement did not or, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (c) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter set forth in the section of the Registration Statement and the Prospectus captioned "Underwriting" that was furnished to the Company in writing by such Underwriter through you expressly for use therein. With respect to the exception set forth in clause (c), the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements specifically relating to (i) the number of Firm Shares that the Underwriters have severally agreed to purchase contained in the table immediately following the first paragraph under the section captioned "Underwriting" in the Registration Statement and the Prospectus, (ii) the date of delivery of the Shares in the third paragraph of the section captioned "Underwriting" in the Registration Statement and the Prospectus, (iii) concession and reallowance figures contained in the first paragraph under the section captioned "Underwriting—Commissions and Discounts" in the Registration Statement and the Prospectus, and (iv) stabilizing and passive market making activities under the section captioned "Underwriting—Short Sales, Stabilizing Transactions and Penalty Bids" in the Registration Statement and the Prospectus.

          1.3 Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          1.4 Free Writing Prospectus—Generally. Neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the "Time of Sale Disclosure Package") nor (B) any individual Issuer- Represented Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the final sentence of Section 1.2 of this Agreement:

  (1)
  "Time of Sale" means 6:30 p.m. (Eastern time) on the date of this Agreement

  (2)
  "Statutory Prospectus" as of any time means the prospectus that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

  (3)
  "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a "bona fide electronic road show," as defined in Rule 433 of the Securities Act which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act.

  (4)
  "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement.

  (5)
  "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

          1.5 Issuer Free Writing Prospectus.

        (A)  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5.4, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.

        (B)  Each Issuer-Represented Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

          1.6 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Colorado, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          1.7 Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, are owned directly by the Company or through its wholly-owned subsidiaries, free and clear of all material liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries (other than with respect to Gaiam Ltd., Natural Habitat, Inc., Newmark Media, Ltd., and Conscious Media, Inc., none of which could result in a change of control of any such subsidiary, unless such change of control is initiated by the Company) to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for Gaiam Pty Ltd., Life Balance Media Holdings, LLC, and the Company's subsidiaries, the Company owns no equity interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

          1.8 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          1.9 Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and as of the date set forth under the caption "Description of Capital Stock" in the Registration Statement and the Prospectus, the Company had authorized and outstanding capital stock as set forth therein.

          1.10 Outstanding Securities. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company are not subject to preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its articles of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or director compensation plans or pursuant to outstanding options or rights described in the Registration Statement and the Prospectus.

          1.11 Validly Issued Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its articles of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.

          1.12 Nasdaq; Exchange Act Registration. The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, subject to official notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

          1.13 No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (a) any provision of applicable law (other than performance of provisions relating to indemnification which may be limited by applicable law) or the articles of incorporation or bylaws of the Company or (b) (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or under the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offer and sale of the Shares.

          1.14 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), from that set forth in the Time of Sale Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          1.15 Legal Proceedings; Statutes and Regulations. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required.

          1.16 Contracts. There are no contracts or other documents which are required to be described in the Time of Sale Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable rules and regulations thereunder which have not been described in the Time of Sale Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement.

          1.17 Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

          1.18 Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          1.19 No Violation. The Company is not in violation of, and no event has occurred which with notice or lapse of time or both would constitute a default in, its articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any license, permit, judgment, decree, order, statute, rule or regulation to which it or any of its properties or its business, or a subsidiary or its properties or business, may be subject, which, individually or in the aggregate, would result in a Material Adverse Effect.

          1.20 Compliance with Environmental Laws. The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance or failure in clauses (a), (b) or (c) would not reasonably be expected to have a Material Adverse Effect.

          1.21 No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

          1.22 No Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than (i) as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and (ii) rights acquired by Prentice Special Opportunities Master, L.P. and Prentice Special Opportunities, LP with respect to the registration of 200,000 shares of Common Stock acquired from certain of the Company's shareholders, all of which have been waived in writing in connection with the offering contemplated hereby.

          1.23 Cuban Business Statute. The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          1.24 Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (a) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (b) neither the Company nor its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (c) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement and the Prospectus.

          1.25 Good Title to Properties. Except as described in the Registration Statement, the Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          1.26 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property rights ("Intellectual Property") as are necessary for the conduct of their respective businesses as described in the Time of Sale Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (b) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property; (c) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim; and (e) to the Company's knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or any of the Company's subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company's subsidiaries, except, in each case, for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect.

          1.27 No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

          1.28 Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          1.29 No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          1.30 Governmental Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          1.31 Financial Statements. The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the financial position of the Company and the Company's consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and the Company's consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, except that the unaudited financial statements are subject to normal year-end adjustments and do not contain certain footnotes required by GAAP.

          1.32 Contributions, Gifts and Other Payments. Neither the Company nor, to the Company's knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds,

  (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (d) made any other unlawful payment.

          1.33 Audit Committee. The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the rules of the NASD. The Company's audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the NASD Rules.

          1.34 Controls and Procedures. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer, or persons performing similar functions within those entities. Based on the evaluation of its disclosure controls and procedures, and except as disclosed in the Company's internal control assessment reports that have been provided to the Underwriters, the Company's auditors and the Company's audit committee (or persons fulfilling the equivalent function) are not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in the Company's internal control over financial reporting; (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there has been no material change in the Company's internal control over financial reporting.

          1.35 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares pursuant hereto, to the Company.

          1.36 Auditor Independence. Each of Ehrhardt Keefe Steiner & Hottman PC and Ernst & Young LLP, each of which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, is and, during the periods covered by their reports, was an independent public accounting firm within the meaning of Article 2-01 of Regulation S-X under the Securities Act and the rules and regulations promulgated thereunder, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, set forth in Section 10A of the Exchange Act.

          1.37 Taxes. The Company and each of its subsidiaries has filed all federal and all material state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by of the Company and its subsidiaries with respect to employees have been made. There have been no tax deficiencies asserted against the Company or its subsidiaries, and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or its subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

          1.38 Brokers Fees. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or, to the Company's knowledge, any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation as determined by the NASD.

          1.39 Books and Records. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (a) contain a complete summary of all meetings and actions of the board of directors (including each committee thereof) of the Company during the past three years and (b) accurately reflect all transactions referred to in such minutes.

          1.40 Distribution of Offering Documents. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule C, the Company has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4.11 of this Agreement.

        2. Purchase and Sale Agreements.

          2.1 Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $16.45 per share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule A hereto opposite the name of such Underwriter.

          2.2 Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. The Underwriters may exercise this right in whole or from time to time in part by giving written notice to the Company of each election to exercise such option not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 3.2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          2.3 Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period ending 90 days after the date of the Prospectus (the "Restricted Period"), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and which is described in the Prospectus, (iii) the issuance by the Company of shares of Common Stock pursuant to incentive plans or arrangements described (or incorporated by referenced) in the Prospectus or (iv) the issuance by the Company of shares in connection with the acquisition of the assets or securities of another business. Notwithstanding the foregoing, if (x) during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 2.3 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable (the "Restricted Period Extension"), unless Thomas Weisel Partners LLC waives, in writing, such extension; provided, however, that the Restricted Period Extension shall not apply in the event that the Company's Common Stock meets the definition of "actively traded securities," as defined in Regulation M promulgated under the Exchange Act.

          2.4 Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at a price of $17.50 per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a selling concession of not more than $0.63 per share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $0.10 per share, to any Underwriter or to certain other dealers.

        3. Payment and Delivery.

          3.1 Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 24, 2006, or at such other time on the same or such other date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          3.2 Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice(s) described in Section 2.2 or at such other time on the same or on such other date, in any event not later than June 19, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          3.3 Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing

  Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          4.1 Commission Matters. The Company will use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible; the Company will notify you promptly of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430B of the Securities Act, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430B of the Securities Act with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430B of the Securities Act; if the Company has elected to rely upon Rule 462(b) of the Securities Act to increase the size of the offering, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); and the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of counsel for the Underwriters, may be necessary to comply with applicable law.

          4.2 Furnish Copies of Registration Statement and Prospectus. To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein) or to the Registration Statement as you may reasonably request.

          4.3 Notification of Amendments or Supplements. Before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 4.4), the Company will promptly advise the Representatives (a) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Prospectus, any amendments or supplements of the Registration Statement or the Prospectus or any other matters in connection with the offering of the Shares; (b) of any filings made by the Company with the Commission in connection with the offering of the Shares; (c) when any amendment to the Registration Statement relating to the Shares shall have become effective; (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration or any post-effective amendment, thereto, or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, or the institution or threatening of any proceeding for that purpose; and (e) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Securities Act were received in a timely manner by the Commission.

          4.4 Filings of Amendments or Supplements. (A) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Securities Act (the "Prospectus Delivery Period"), the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is delivered to a purchaser, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          4.5 Blue Sky Laws. To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          4.6 Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

          4.7 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

          4.8 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          4.9 Reporting Obligations; Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

          4.10 Public Communications. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or by the rules of the Nasdaq National Market.

          4.11 Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Thomas Weisel Partners LLC, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Thomas Weisel Partners LLC is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

          4.12 Notice of Lock-Up Extension. The Company shall promptly notify in writing each stockholder that signs a "lock-up" agreement in the form of Exhibit B if (i) during the last 17 days of the Initial Lock-Up Period (as defined below), the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period. For purposes of this Agreement, the "Initial Lock-Up Period" means the 90 days after the public offering date set forth on the final prospectus used to sell the Shares.

        5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

          5.1 Effective Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

          5.2 Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with

  Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

          5.3 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5.10 and Section 5.15 shall be true and correct when made and on and as of each Closing Date as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date). The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Company at or before such Closing Date.

          5.4 Other Filings with Commission. The Company shall have timely filed with the Commission all documentation and information required by Rules 424, 430B and 433 of the Securities Act.

          5.5 No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer-Represented Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of Thomas Weisel Partners LLC.

          5.6 Nasdaq. The Shares have been listed for quotation on the Nasdaq National Market System.

          5.7 No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          5.8 No Debt Downgrading. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          5.9 No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package.

          5.10 Officer's Certificate. The Underwriters shall have received on each Closing Date a certificate, dated such Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect that (a) Sections 5.3, 5.4, 5.5, and 5.9 above are true and correct as of such Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), (b) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date and (c) they have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (i) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use (within the meaning of the rules and regulations promulgated under the Securities Act), any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use (within the meaning of the rules and regulations promulgated under the Securities Act) a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) neither (A) the Time of Sale Disclosure Package nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (iv) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (v) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could result in any Material Adverse Effect.

          5.11 Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion of Bartlit Beck Herman Palenchar & Scott LLP, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          5.12 Opinion of Underwriters Counsel. The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

          5.13 Accountant's Comfort Letter. The Underwriters shall have received on (a) the date hereof (prior to the execution of this Agreement), (b) the effective date of any post effective amendment to the Registration Statement filed subsequently to the date of this Agreement, and (c) each Closing Date, a letter dated the respective date of delivery thereof, in form and substance satisfactory to the Underwriters, from each of Ehrhardt Keefe Steiner & Hottman PC and Ernst & Young LLP, independent public auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          5.14 Lock-Up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and each of Jirka Rysavy, Lynn Powers, Janet Mathews, Prentice Special Opportunities Master, L.P., Prentice Special Opportunities, LP, Prentice Capital Management, LP, Prentice Capital Partners QP, LP, Prentice Capital Offshore, Ltd., GPC XLIII, LLC and S.A.C. Capital Associates, LLC delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          5.15 Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          5.16 Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        6. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the preparation and negotiation of this Agreement and the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus and amendments and supplements to any of the foregoing, and any Issuer-Represented Free Writing Prospectus, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4.5 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (e) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (i) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (j) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel. It is understood, however, that the fees and disbursements of counsel for the Underwriters that the Company may be required to pay pursuant to clauses (c), (d) and (i) of this Section 6 shall not exceed $25,000 in the aggregate.

        7. Indemnity and Contribution.

          7.1 Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer-Represented Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof or arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the final sentence of Section 1.2 of this Agreement.

          7.2 Indemnification by the Underwriters. Subject to the last sentence in Section 1.2 above, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the final sentence of Section 1.2 of this Agreement.

          7.3 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          7.4 Contribution Agreement. To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (b) if the allocation provided by clause 7.4(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7.4(a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          7.5 Contribution Amounts. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7.6 Survival of Provisions. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Shares.

        8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        10. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to you, and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate (other than with respect to (a) expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and (b) the indemnification and contribution obligations of the Company and the Underwriters as provided in Section 7 hereof) without liability on the part of any non-defaulting Underwriter or the Company. In any such case you shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (x) terminate their obligation hereunder to purchase Additional Shares or (y) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (other than by reason of a default by any of the Underwriters described in the preceding paragraph), or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        11. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        If to the Representatives:

    Thomas Weisel Partners LLC
    One Montgomery Street, Suite 3700
    San Francisco, California 94104
    Facsimile: (415) 364-2694
    Attention: Jack Helfand

        with a copy to:

    Thomas Weisel Partners LLC
    One Montgomery Street, Suite 3700
    San Francisco, California 94104
    Facsimile: (415) 364-2694
    Attention: General Counsel

        If to the Company:

    Gaiam, Inc.
    360 Interlocken Boulevard
    Broomfield, Colorado 80021
    Facsimile: (303) 222-3609
    Attention: Jirka Rysavy

        with a copy to:

    Bartlit Beck Herman Palenchar & Scott LLP
    1899 Wynkoop, Suite 800
    Denver, Colorado 80202
    Facsimile: (303) 592-3140
    Attention: Thomas R. Stephens

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        18. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        19. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        20. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        21. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package and the

Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

[Remainder of page intentionally left blank]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
Gaiam, Inc.
By:	/s/ JANET MATHEWS Name: Janet Mathews Title: Chief Administrative Officer

Accepted as of the date hereof

Thomas Weisel Partners LLC
Craig-Hallum Capital Group LLC
Jefferies & Company, Inc.

Acting severally on behalf
    of themselves and the
    several Underwriters named
    in Schedule A hereto.

By: Thomas Weisel Partners LLC

By:	/s/ MARK FISHER Name: Mark Fisher Title: General Counsel

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC	2,750,000
Craig-Hallum Capital Group LLC	1,125,000
Jefferies & Company, Inc.	1,125,000
Total	5,000,000

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  Exhibit 1.1